24(b)(11)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 2-75812 of Centennial Government Trust of our report dated July 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
September 8, 1997